UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2017

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 13, 2017, at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Repros Therapeutics Inc. (the “Company”), the stockholders of the Company voted on (1) the election of six directors, each to serve until the Company’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified, (2) the ratification and approval of the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2017 and (3) an advisory vote to approve, on an advisory basis, the compensation of the Company’s named executive officers. The voting results on these proposals were as follows:

Proposal 1.	Election of six directors to hold office until the Company’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes

Daniel F. Cain	6,442,589	453,485	18,939,048
Larry Dillaha, M.D.	6,412,073	484,001	18,939,048
Patrick Fourteau	6,405,155	490,919	18,939,048
Nola E. Masterson	6,441,463	454,611	18,939,048
Saira Ramasastry	6,394,626	501,448	18,939,048
Michael G. Wyllie, Ph.D., DSC	4,524,123	2,371,951	18,939,048

Proposal 2.	Ratification and approval of the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,199,185	288,746	347,191	-

Proposal 3.	Approval of an advisory vote to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,893,984	737,235	264,855	18,939,048

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson
Chief Financial Officer

Dated: September 15, 2017